Exhibit 99.1

Investors Title Company Announces Fourth Quarter and Fiscal Year 2014 Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--February 12, 2015--Investors Title Company (NASDAQ: ITIC) today announced its results for the fourth quarter and year ended December 31, 2014. For the year, net income attributable to the Company decreased 34.4% to $9,648,975, or $4.74 per diluted share, versus $14,708,210, or $7.08 per diluted share, for the prior year. For the quarter, net income attributable to the Company increased 48.9% to $2,694,449, or $1.33 per diluted share, versus $1,810,007, or $0.88 per diluted share, for the prior year period.

Revenues for the year decreased 2.5% to $123,119,286 versus the prior year, primarily due to lower premium volumes. Revenues from purchase activity increased versus last year, due to a slight increase in volume as well as higher real estate values. However, the increase in purchase business was not enough to offset the decline in refinance business, which has fallen significantly across all of our markets due to unfavorable interest rate trends.

Operating expenses increased 4.7% to $109,630,788 versus the prior year, chiefly as a result of a reduction in the reserves for claims in the prior year period. The prior period reduction reflected a change in estimate related to certain actuarial assumptions stemming from improved claims experience in recent policy years. Office and occupancy expenses, as well as professional fees and contract labor, also increased largely as a result of long-term software development initiatives.

For the quarter, total revenues decreased 0.5% versus the prior year period mainly due to minor fluctuations in the mix of business. Operating expenses decreased 4.7%, mainly due to a reduction in the provision for claims, a decline in commissions to agents commensurate with lower premium volumes, and a decrease in retaliatory taxes.

Chairman J. Allen Fine commented, “Despite reductions in the number of mortgage originations in 2014 versus the prior year, we are pleased to report that our revenues contracted only slightly, due to market share increases driven by targeted expansions in our agent network. Although claims payments increased for the year, lower levels of foreclosure activity and our internal risk management efforts led to a continuation of a long-term overall favorable trend in claims provision rates. Our balance sheet and financial condition remain strong, as total assets reached a record level of $198 million. Looking forward, while we realize there are a number of uncertain influences such as the impact of oil price changes and regulatory activities, we remain optimistic about the long-term prospects for the U.S. housing market. We will continue to focus on profitably growing our business by enhancing our competitive strengths and capitalizing on market opportunities.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services to individuals, companies, banks and trusts, as well as services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding future home price increases, changes in home purchase or refinance activity, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; changes in the economy and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries Consolidated Statements of Income For the Three and Twelve Months Ended December 31, 2014 and 2013

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenues:
Net premiums written	$28,847,616	$29,098,948	$109,963,556	$113,886,266
Investment income - interest and dividends	1,128,655	1,058,738	4,259,501	3,894,608
Net realized (loss) gain on investments	(324,614)	(137,754)	268,294	195,800
Other	2,283,772	2,084,653	8,627,935	8,274,823
Total Revenues	31,935,429	32,104,585	123,119,286	126,251,497

Operating Expenses:
Commissions to agents	17,389,430	17,909,893	65,632,353	67,150,810
Provision (benefit) for claims	1,052,238	1,857,693	5,229,716	(571,596)
Salaries, employee benefits and payroll taxes	5,968,109	5,852,541	25,218,225	25,386,511
Office occupancy and operations	1,365,982	1,164,108	5,049,962	4,430,220
Business development	751,619	658,004	2,333,491	2,145,639
Filing fees, franchise and local taxes	169,887	171,042	817,909	681,935
Premium and retaliatory taxes	519,275	994,463	1,851,767	2,558,227
Professional and contract labor fees	700,211	656,857	2,676,483	2,171,606
Other	164,229	195,237	820,882	755,407
Total Operating Expenses	28,080,980	29,459,838	109,630,788	104,708,759

Income before Income Taxes	3,854,449	2,644,747	13,488,498	21,542,738

Provision for Income Taxes	1,160,000	802,000	3,816,000	6,746,000

Net Income	2,694,449	1,842,747	9,672,498	14,796,738

Net Income Attributable to Redeemable Noncontrolling Interest	—	(32,740)	(23,523)	(88,528)

Net Income Attributable to the Company	$2,694,449	$1,810,007	$9,648,975	$14,708,210

Basic Earnings per Common Share	$1.33	$0.88	$4.75	$7.15

Weighted Average Shares Outstanding – Basic	2,026,125	2,046,998	2,031,760	2,056,169

Diluted Earnings per Common Share	$1.33	$0.88	$4.74	$7.08

Weighted Average Shares Outstanding – Diluted	2,031,660	2,053,567	2,037,534	2,076,628

Investors Title Company and Subsidiaries Consolidated Balance Sheets As of December 31, 2014 and 2013 (Unaudited)

	December 31, 2014	December 31, 2013
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$109,048,290	$91,445,413
Equity securities, available-for-sale, at fair value	39,254,981	36,144,065
Short-term investments	2,576,993	7,926,373
Other investments	8,530,929	7,247,831
Total investments	159,411,193	142,763,682

Cash and cash equivalents	15,826,515	23,626,761
Premium and fees receivable	8,544,183	8,750,224
Accrued interest and dividends	1,063,837	1,006,698
Prepaid expenses and other assets	7,732,677	7,466,141
Property, net	5,460,805	4,325,538
Current income taxes recoverable	—	366,772
Total Assets	$198,039,210	$188,305,816

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for claims	$36,677,000	$35,360,000
Accounts payable and accrued liabilities	18,290,819	20,324,190
Current income taxes payable	92,192	—
Deferred income taxes, net	5,415,493	4,013,983
Total liabilities	60,475,504	59,698,173

Redeemable Noncontrolling Interest	—	545,489

Stockholders’ Equity:
Common stock - no par value (10,000,000 authorized shares; 2,023,270 and 2,037,135 shares issued and outstanding 2014 and 2013,
respectively, excluding 291,676 shares for 2014 and 2013 of common
stock held by the Company's subsidiary)	1	1
Retained earnings	124,707,196	116,714,749
Accumulated other comprehensive income	12,856,509	11,347,404
Total stockholders’ equity	137,563,706	128,062,154
Total Liabilities and Stockholders’ Equity	$198,039,210	$188,305,816

Investors Title Company and Subsidiaries Net Premiums Written By Branch and Agency For the Three and Twelve Months Ended December 31, 2014 and 2013

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2014	%	2013	%	2014	%	2013	%
Branch	$6,134,866	21.3	$5,064,864	17.4	$24,057,032	21.9	$24,811,602	21.8

Agency	22,712,750	78.7	24,034,084	82.6	85,906,524	78.1	89,074,664	78.2

Total	$28,847,616	100.0	$29,098,948	100.0	$109,963,556	100.0	$113,886,266	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200